EXHIBIT 24

POWER OF ATTORNEY APPOINTING

JOHN E. ADENT AND DAVID H. NAEMURA

Power of Attorney

Each of the undersigned, in his/her capacity as a director, officer, or both, of Neogen Corporation, appoints John E. Adent and David H. Naemura, or either of them, to be his/her true and lawful attorney to execute in his/her name, place and stead, an Annual Report on Form 10-K for the year ended May 31, 2023 and any or all amendments to such Annual Report on Form 10-K and to file the same with any exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. John E. Adent and David H. Naemura shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Signature	Title	Date
President & Chief Executive Officer
/s/ John E. Adent	(Principal Executive Officer)	August 15, 2023
John E. Adent

Chief Financial Officer
/s/ David H. Naemura	(Principal Financial & Accounting Officer)	August 15, 2023
David H. Naemura

/s/ James C. Borel	Chairman of the Board of Directors	August 15, 2023
James C. Borel

/s/ William T. Boehm, Ph.D.	Director	August 15, 2023
William T. Boehm, Ph.D.

/s/ Jeffrey D. Capello	Director	August 15, 2023
Jeffrey D. Capello

/s/ Ronald D. Green, Ph.D.	Director	August 15, 2023
Ronald D. Green, Ph.D.

/s/ Aashima Gupta	Director	August 15, 2023
Aashima Gupta

/s/ Raphael A. Rodriguez	Director	August 15, 2023
Raphael A. Rodriguez

/s/ James P. Tobin	Director	August 15, 2023
James P. Tobin

/s/ Darci L. Vetter	Director	August 15, 2023
Darci L. Vetter

/s/ Catherine E. Woteki, Ph.D.	Director	August 15, 2023
Catherine E. Woteki, Ph.D.